EXHIBIT 11


                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

                                                   Three Months Ended      Nine Months Ended
                                                         July 31,              July 31,
                                                    -----------------      -----------------
                                                     1997       1996        1997       1996
                                                    ------     ------      ------     ------
                                                       (Unaudited)            (Unaudited)
Income from continuing operations................. $ 9,420   $  7,751    $ 21,137   $ 16,756
Income from discontinued operations, net of
   income taxes...................................      -       1,394       1,699      4,568
Gain on sale of discontinued operations, net
   of income taxes................................      -          -       36,290         -
                                                    ------     ------      ------     ------
Income before extraordinary charge................   9,420      9,145      59,126     21,324
Extraordinary charge - early extinguishment of debt    -          -            -      (2,522)
                                                    ------     ------      ------     ------
Net income........................................ $ 9,420   $  9,145    $ 59,126   $ 18,802
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  14,105     13,659      13,933     13,630
                                                    ======     ======      ======     ======
Earnings per common share:
  Primary:
   Income from continuing operations..............  $ 0.67     $ 0.57     $  1.52    $  1.23
   Income from discontinued operations............      -        0.10        0.12       0.34
   Gain on sale of discontinued operations........      -          -         2.60         -
   Extraordinary charge...........................      -          -           -       (0.19)
                                                    ------     ------      ------     ------
     Earnings per common share....................  $ 0.67     $ 0.67     $  4.24    $  1.38
                                                    ======     ======      ======     ======



Income from continuing operations.................$  9,420   $  7,751    $ 21,137   $ 16,756
Income from discontinued operations, net of
   income taxes...................................      -       1,394       1,699      4,568
Gain on sale of discontinued operations, net
   of income taxes................................      -          -       36,290         -
                                                    ------     ------      ------     ------
Income before extraordinary charge................   9,420      9,145      59,126     21,324
Extraordinary charge - early extinguishment of debt     -          -           -      (2,522)
                                                    ------     ------      ------     ------
Net income........................................   9,420      9,145      59,126     18,802

Interest on 6.88% convertible subordinated
   debentures and amortization of related issuance
   costs, net of applicable income taxes..........     999        892       2,997      2,676
                                                    ------     ------      ------     ------
Adjusted net income...............................$ 10,419   $ 10,037    $ 62,123   $ 21,478
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  14,105     13,659      13,933     13,630
Effect of common stock equivalents
  arising from stock options......................      41         -          108         -
Subordinated debentures assumed converted
  to common stock.................................   2,696      2,696       2,696      2,696
Weighted average shares                             ------     ------      ------     ------
  outstanding-fully diluted.......................  16,842     16,355      16,737     16,326
                                                    ======     ======      ======     ======

Earnings per common share:
  Assuming full dilution:
   Income from continuing operations..............  $ 0.62     $ 0.53     $  1.44    $  1.19
   Income from discontinued operations............      -        0.08        0.10       0.28
   Gain on sale of discontinued operations........      -          -         2.17         -
   Extraordinary charge...........................      -          -           -       (0.15)
                                                    ------     ------      ------     ------
     Earnings per common share....................  $ 0.62     $ 0.61     $  3.71    $  1.32
                                                    ======     ======      ======     ======
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